Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-172738, 333-187205, 333-203865, 333-211465, 333-259875 and 333-282427 on Form S-8 of our report dated June 25, 2025, relating to the financial statements and supplemental schedules of The Davey 401KSOP and ESOP, appearing in this Annual Report on Form 11-K of The Davey 401KSOP and ESOP for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
June 25, 2025